As filed with the Securities and Exchange Commission on January 11, 2021
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CROWDSTRIKE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	45-3788918
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
150 Mathilda Place, Suite 300
Sunnyvale, California 94086
(888) 512-8906
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
George Kurtz
President and Chief Executive Officer
CrowdStrike Holdings, Inc.
150 Mathilda Place, Suite 300
Sunnyvale, CA 94086
(888) 512-8906
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Alan F. Denenberg
Emily Roberts
Davis Polk & Wardwell LLP
1600 El Camino Real
Menlo Park, California 94025
(650) 752-2000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee(1)
Class A Common Stock of CrowdStrike Holdings, Inc.
Preferred Stock of CrowdStrike Holdings, Inc.
Debt Securities
Guarantees of Debt Securities by CrowdStrike, Inc.(2)
Warrants

(1)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

(2)
No separate consideration will be received for the guarantees of the Debt Securities.

PROSPECTUS
CrowdStrike Holdings, Inc.
Class A Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Warrants
We may offer from time to time Class A common stock, preferred stock, debt securities, guarantees of debt securities, or warrants in one or more offerings, in amounts, at prices and on terms determined at the time of such offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus and, if applicable, in the information incorporated by reference in this prospectus and related free writing prospectuses at the time of offering. You should read this prospectus, each applicable prospectus supplement, the information incorporated by reference, and any related free writing prospectuses carefully before you make your investment decision.
Our Class A common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “CRWD.” We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.
Investing in these securities involves risks. Before buying our securities, you should carefully read and consider the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 3 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 11, 2021

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.
Unless otherwise indicated, the terms “CrowdStrike,” the “company,” “us,” “we” and “our” refer to CrowdStrike Holdings, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

i

CROWDSTRIKE HOLDINGS, INC.
We founded CrowdStrike in 2011 to reinvent security for the cloud era. We take a fundamentally new approach to security that leverages the network effects of crowdsourced data applied to modern technologies, such as AI, cloud computing, and graph databases. Realizing that the nature of cybersecurity problems had changed but the solutions had not, we built our CrowdStrike Falcon platform to detect threats and stop breaches.
Our principal executive offices are located at 150 Mathilda Place, Suite 300, Sunnyvale, California 94086, and our telephone number is (888) 512-8906. Our website address is www.crowdstrike.com. Information contained on or accessible through our website is not part of this prospectus.
We will remain an emerging growth company until the earliest of (i) the first fiscal year following the fifth anniversary of our initial public offering, (ii) the first fiscal year after our annual gross revenues exceed $1.07 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.
Given that, as of July 31, 2020, the market value of our common stock held by non-affiliates exceeded $700.0 million, we anticipate that we will cease to be an “emerging growth company” as of January 31, 2021.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings in amounts, at prices or on terms that will be determined at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein that are not statements of historical fact may be deemed to be forward-looking statements. For example, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.
Forward-looking statements involve numerous risks and uncertainties and depend on assumptions, data or methods that may be incorrect or imprecise. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include, but are not limited to, those discussed in the “Risk Factors” section of this prospectus and under the heading “Risk Factors” in the documents incorporated by reference herein. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov. Other information about us is also on our website at www.crowdstrike.com. However, except for the information specifically incorporated by reference herein as set forth below, the information on or accessible through the SEC’s website and the information on or accessible through our website do not constitute a part of this prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:
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Current Reports on Form 8-K filed on April 10, 2020, June 18, 2020, July 8, 2020, September 24, 2020, December 3, 2020, and January 5, 2021;

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Quarterly Reports on Form 10-Q for the quarters ended April 30, 2020, July 31, 2020 and October 31, 2020;

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Annual Report on Form 10-K for the year ended January 31, 2020;

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Definitive Proxy Statement on Schedule 14A filed on May 22, 2020, to the extent specifically incorporated by reference into our Annual Report on Form 10-K for the year ended January 31, 2020; and

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The description of our outstanding Class A common stock contained in our Registration Statement No. 001-38933 on Form 8-A filed with the SEC on June 7, 2019, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.
You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (888) 512-8906 or by writing to us at the following address:
CrowdStrike Holdings, Inc.
150 Mathilda Place, Suite 300
Sunnyvale, California 94086
Attn: Investor Relations

RISK FACTORS
An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION
The debt securities to be issued under the indenture of CrowdStrike Holdings, Inc. (the “Company”) may be guaranteed on a senior, unsecured basis by CrowdStrike, Inc., a wholly owned subsidiary of the Company (the “subsidiary guarantor”). Any guarantees will be full and unconditional, and may be subject to certain conditions for release, which will be described in a prospectus supplement relating to the offering of such guaranteed debt securities. The other subsidiaries of the Company (the “non-guarantor subsidiaries”) are not registering guarantees of the Company’s debt securities. For a brief description of the general terms of the debt securities that we may offer and the guarantees that the subsidiary guarantor may offer, see the information under the heading “Description of Debt Securities” and “Description of Guarantees” in this prospectus.
The Company conducts its operations almost entirely through its subsidiaries. Accordingly, the Obligor Group’s cash flow and ability to service any guaranteed registered debt securities will depend on the earnings of the Company’s subsidiaries and the distribution of those earnings to the Obligor Group, whether by dividends, loans or otherwise. Holders of the guaranteed registered debt securities will have a direct claim only against the Obligor Group.
Summarized financial information is presented below for the Company and the subsidiary guarantor (the “Obligor Group”) on a combined basis after elimination of intercompany transactions and balances within the Obligor Group and equity in the earnings from and investments in any non-guarantor subsidiary. The summarized financial information of the Obligor Group also includes the amounts of Crowdstrike Services, Inc. which was a separate wholly owned subsidiary of the Company that was merged into Crowdstrike, Inc. on December 31, 2020, therefore becoming part of the Obligor Group prior to the date of this prospectus. The revenue amounts presented in the summarized financial information include substantially all of the Company’s consolidated revenues, and there are no intercompany revenues from the non-guarantor subsidiaries. This summarized financial information has been prepared and presented pursuant to the Securities and Exchange Commission Regulation S-X Rule 13-01, “Financial Disclosures about Guarantors and Issuers of Guaranteed Securities” and is not intended to present the financial position or results of operations of the Obligor Group in accordance with U.S. GAAP.
Statements of Operations	Nine Months Ended October 31, 2020	Fiscal Year Ended January 31, 2020
	in thousands
Revenue	$609,252	$481,413
Cost of revenue	163,635	142,709
Operating expenses	528,380	494,264
Loss from operations	(82,763)	(155,560)
Net loss	(74,933)	(153,462)
Balance Sheets	October 31, 2020	January 31, 2020
	(in thousands)
Current assets (excluding intercompany receivables from non-Guarantors)	$1,300,155	$1,146,492
Intercompany receivables from non-Guarantors	6,074	2,892
Noncurrent assets	368,812	210,572
Current liabilities	675,322	480,176
Noncurrent liabilities	222,873	168,076

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include working capital, sales and marketing activities, research and development, general and administrative matters, and capital expenditures.

DESCRIPTION OF CAPITAL STOCK
General
The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the Delaware General Corporation Law (the “DGCL”) and our amended and restated certificate of incorporation (our “certificate of incorporation”) and our restated bylaws (our “bylaws”). For a complete description of the matters set forth in this section titled “Description of Capital Stock,” you should refer to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” above.
Our authorized capital stock consists of 2,400,000,000 shares of capital stock, par value $0.0005 per share, of which:
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2,000,000,000 shares are designated as Class A common stock;

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300,000,000 shares are designated as Class B common stock; and

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100,000,000 shares are designated as preferred stock.

Our board of directors is authorized, without stockholder approval, except as required by the listing standards of Nasdaq, to issue additional shares of our capital stock.
Common Stock
We have two classes of authorized common stock: Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion.
Dividend Rights
Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of assets legally available therefore.
Voting Rights
Shares of our Class A common stock are entitled to one vote per share. Shares of our Class B common stock are entitled to 10 votes per share. The holders of our Class A common stock and Class B common stock will generally vote together as a single class on all matters submitted to a vote of our stockholders unless otherwise required by Delaware law or our amended and restated certificate of incorporation.
Our amended and restated certificate of incorporation provides that prior to the Final Conversion Date (as defined below), we shall not, without the prior affirmative vote of the holders of two-thirds of the outstanding shares of Class B common stock, voting as a separate class, in addition to any other vote required by applicable law or our amended and restated certificate of incorporation:
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directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, amend, repeal or adopt any provision of our amended and restated certificate of incorporation inconsistent with, or otherwise alter or change, any provision of the amended and restated certificate of incorporation that modifies the voting, conversion or other rights, powers, preferences, privileges or restrictions of the shares of Class B common stock;

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reclassify any outstanding shares of Class A common stock into shares having (i) rights as to dividends or liquidation that are senior to the Class B common stock or (ii) the right to have more than one vote per share, except as required by law; or

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issue any shares of Class B common stock (other than shares of Class B common stock originally issued by us after our initial public offering pursuant to the exercise or conversion of options or warrants or settlements of restricted stock units that, in each case, were outstanding as of the date of our initial public offering).
Additionally, Delaware law could require either holders of our Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:
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if we were to seek to amend our restated certificate of incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and

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if we were to seek to amend our amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Liquidation Rights
Upon our liquidation, dissolution, or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding shares of preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights.
No Preemptive or Similar Rights
Our common stock is not entitled to preemptive rights, and there are no redemption or sinking fund provisions applicable to the common stock.
Conversion Rights
Each share of Class B common stock will automatically convert into one share of Class A common stock on the Final Conversion Date, which is the earliest of (X) the date specified by the holders of two-thirds of the then outstanding shares of our Class B common stock voting as a separate class, (Y) the date on which the number of outstanding shares of our Class B common stock represents less than 5% of the number of outstanding shares of our Class A common stock and our Class B common stock, taken together as a single class, provided that shares of Class A common stock issued after an initial public offering in connection with any acquisition by the Company or any of our subsidiaries of the securities, business, technology, property or other assets of another person or entity or in connection with the entry by us or any of our subsidiaries into any joint venture, commercial relationship or other strategic transaction (any such shares of Class A common stock being referred to as “Acquisition Securities”) shall not be considered to be “outstanding” for the purposes of the proviso, and provided further that a determination by the board of directors as to whether shares of Class A common stock constitute Acquisition Securities shall be conclusive and binding; and (Z) the date that is nine months after the death or permanent and total disability of our founder, George Kurtz, provided that such date may be extended by a majority of the independent members of our board of directors to a date that is not longer than 18 months from the date of such death or disability.
In addition, a holder’s shares of Class B common stock will automatically convert into shares of Class A common stock upon (i) the affirmative written election of such Class B stockholder, (ii) the occurrence of a transfer, except for certain transfers described in our amended and restated certificate of incorporation, including certain transfers where sole dispositive power and exclusive voting control with respect to the shares of the Class B common stock are retained by the transferring holder and transfers of Class B common stock made by an Identified Fund Stockholder (as defined in our amended and restated certificate of incorporation) to a fund managed or advised by such Identified Fund Stockholder, or (iii) if such holder is a natural person, the death of such holder.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (800) 937-5449.

Listing
Our Class A common stock is listed on the Nasdaq Global Select Market under the ticker symbol “CRWD.”
Preferred Stock
Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue from time to time up to 100,000,000 shares of preferred stock in one or more series. Our board of directors may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying, deterring, or preventing a change in control. Such issuance could have the effect of decreasing the market price of the common stock.
When we offer to sell a particular series of preferred stock, we will describe the specific terms of the securities in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation.
The transfer agent for each series of preferred stock will be described in the prospectus supplement.
Anti-Takeover Provisions
Our amended and restated certificate of incorporation and amended and restated bylaws contains provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions and certain provisions of Delaware law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.
Issuance of Undesignated Preferred Stock.   As discussed above in the section titled “Preferred Stock,” our board of directors has the ability to designate and issue preferred stock with voting or other rights or preferences that could deter hostile takeovers or delay changes in our control or management.
Limits on Ability of Stockholders to Act by Written Consent or Call a Special Meeting.   Our amended and restated certificate of incorporation provides that our stockholders may not act by written consent after the first date on which the number of outstanding shares of our Class B common stock represents less than 10% of the aggregate number of outstanding shares of our Class A common stock and our Class B common stock, taken together as a single class. This limit on the ability of stockholders to act by written consent may lengthen the amount of time required to take stockholder actions. As a result, the holders of a majority of our capital stock would not be able to amend the amended and restated bylaws or remove directors without holding a meeting of stockholders called in accordance with the amended and restated bylaws.
In addition, our amended and restated certificate of incorporation provides that special meetings of the stockholders may be called only by the chairman of the board, the chief executive officer, or our board of directors acting pursuant to a resolution adopted by a majority of the board of directors. A stockholder may not call a special meeting, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.
Advance Requirements for Advance Notification of Stockholder Nominations and Proposals.   Our amended and restated bylaws establishes advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of the board of directors. These advance notice procedures may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of our company.
Board Classification.   Our amended and restated certificate of incorporation provides that our board of directors will be divided into three classes, one class of which is elected each year by our stockholders. The directors in each class serve for a three-year term. Our classified board of directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors.
Election and Removal of Directors.   Our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that establish specific procedures for appointing and removing members of our board of directors. Under our amended and restated certificate of incorporation and amended and restated bylaws, vacancies and newly created directorships on our board of directors may be filled only by a majority of the directors then serving on the board of directors. Under our amended and restated certificate of incorporation and amended and restated bylaws, directors may be removed only for cause by the affirmative vote of the holders of a majority of the total voting power of all outstanding securities of the Company generally entitled to vote in the election of directors, voting together as a single class.
No Cumulative Voting.   The Delaware General Corporation Law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our restated certificate of incorporation provides otherwise. Our restated certificate of incorporation and amended and restated bylaws do not expressly provide for cumulative voting. Without cumulative voting, a minority stockholder may not be able to gain as many seats on our board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors to influence our board of directors’ decision regarding a takeover.
Amendment of Charter Provision.   Certain amendments to our amended and restated certificate of incorporation will require the approval of two-thirds of the then-outstanding voting power of our capital stock.
Delaware Anti-Takeover Statute.   We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:
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prior to the date of the transaction, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.
The provisions of Delaware law and the provisions of our amended and restated certificate of incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.
Limitation of Liability of Directors and Officers
Our amended and restated certificate of incorporation provides that we will indemnify our directors and officers and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:
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any breach of the director’s duty of loyalty to us or to our stockholders;

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acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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unlawful payment of dividends or unlawful stock repurchases or redemptions; and

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any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our amended and restated certificate of incorporation does not eliminate a director’s duty of care and in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.
In addition to the indemnification required in our amended and restated certificate of incorporation, we have entered into and expect to continue to enter into agreements to indemnify each of our current directors, officers and some employees, that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. With specified exceptions, these agreements provide indemnification for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent, or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by, or in the right of, our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors. Our directors who are affiliated with venture capital firms also have certain rights of indemnification provided by their venture capital funds and the affiliates of those funds, together referred to as the Fund Indemnitors. We have agreed to reimburse the Fund Indemnitors for advancements they made to their affiliated directors for matters that such directors are entitled to indemnification from us. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as we may provide indemnification for liabilities arising under the Securities Act to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (3) any action asserting a claim against the company or any director or officer of the company arising pursuant to any provision of the Delaware General Corporation Law, (4) any action to interpret, apply, enforce, or determine the validity of our amended and restated certificate of incorporation or amended and restated bylaws, or (5) any other action asserting a claim that is governed by the internal affairs doctrine shall be a state or federal court located within the State of Delaware, in all cases subject to the court’s having jurisdiction over indispensable parties named as defendants. However, this exclusive forum provision would not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act. In addition, our amended and restated bylaws will provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision. Any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock shall be deemed to have notice of and consented to these provisions. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law or federal law for the specified types of actions and proceedings, these provisions may have the effect of discouraging lawsuits against us or our directors and officers.

DESCRIPTION OF DEBT SECURITIES
This prospectus describes certain general terms and provisions of our debt securities and the related indenture. The debt securities will be issued in one or more series under an indenture, to be entered into between us and U.S. Bank National Association, as trustee (as amended and supplemented from time to time, the “indenture”), or any successor trustee, the form of which is attached as an exhibit to the registration statement to which this prospectus relates. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in one or more prospectus supplements and such description will supplement and, to the extent inconsistent with any portion of the description of our debt securities and the indenture contained in this prospectus, supersede the applicable portion of the description contained in this prospectus.
The indenture is subject to any amendments or supplements we may enter into from time to time as permitted under the indenture. We will file any amendments or supplements to the indenture as exhibits to a Report on Form 8-K or a post-effective amendment to the registration statement to which this prospectus relates.
The statements herein relating to the debt securities and the indenture are summaries and are subject to and qualified in its entirety by reference to the detailed provisions of the debt securities and the indenture. The descriptions set forth in this prospectus do not restate the indenture and do not contain all the information you may find useful. We urge you to read the indenture because it, and not the summary set forth in this prospectus or contained in any applicable prospectus supplement, defines your rights as a holder of the debt securities. Whenever we refer to particular sections of or defined terms in the indenture, those sections and definitions are incorporated by reference. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
As used in this description of debt securities, “we,” “our,” “us,” “CrowdStrike” and the “Company” refer solely to CrowdStrike Holdings, Inc. and not to any of our subsidiaries.
General
The debt securities will be general unsecured obligations of the Company. Unless we inform you otherwise in a prospectus supplement, the debt securities will be guaranteed by our subsidiary, CrowdStrike, Inc., as described under “Description of Guarantees” below.
We will describe in one or more prospectus supplements the terms of the series of debt securities that we may offer and the supplemental indenture relating to such series of debt securities. These terms will include the following:
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the designation and the aggregate principal amount of the debt securities of the series;

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whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, any specific subordination provisions applicable thereto;

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whether the debt securities will be convertible into or exchangeable for our common stock or other securities and the terms and conditions governing such exchange or conversion;

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any limit upon the aggregate principal amount of the debt securities of the series which may be issued;

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the date or dates on which the principal and premium, if any, of the debt securities of the series shall be payable;

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the rate or rates, or the method of determination thereof, at which the debt securities of the series shall bear interest, the date or dates from which that interest shall accrue, the interest payment dates on which that interest shall be payable and the record dates for the determination of holders to whom interest is payable;

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if other than U.S. dollars, the currency of the debt securities of the series and the currency in which payments on the debt securities of the series shall be payable;

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if applicable, the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option, pursuant to any sinking fund or otherwise;

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if applicable, our obligation to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price at which or process by which and the period or periods within which and the terms and conditions upon which debt securities of the series would be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

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if other than in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;

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any events of default, if different from the existing events of default under the indenture described in this prospectus, and whether such additional or modified events of default are subject to covenant defeasance and/or legal defeasance;

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the trustee, if different from the existing trustee under an indenture;

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the terms of the guarantees and the identities of the subsidiary guarantors;

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any addition to, or modification of, any covenants set forth in the indenture with respect to the debt securities of any series, and whether any such additional or modified covenant is subject to covenant defeasance; and

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any other terms of the series.

Unless otherwise specified in any applicable prospectus supplement, when we use the term “business day,” we mean any calendar day that is not a Saturday, Sunday or a day on which commercial banking institutions are not required to be open for business in The City of New York, New York or, in connection with a payment, the place of payment.
Unless otherwise specified in any applicable prospectus supplement, each series of the debt securities will be issued in the form of one or more fully-registered debt securities in global form registered in the name of the nominee of The Depository Trust Company (“DTC”).
The indenture will not limit the aggregate amount of debt securities that we may issue. We may issue debt securities under the indenture up to the aggregate principal amount authorized by our board of directors from time to time. In addition, the indenture does not limit our ability to incur senior debt, subordinated or secured debt, or our ability, or that of any of our existing or future subsidiaries, to incur other indebtedness and other liabilities or issue preferred stock.
We may, from time to time, without the consent of the holders of debt securities of a particular series, reopen that series of debt securities and issue additional debt securities of that series having the same ranking and the same interest rate, maturity and other terms as the debt securities of that series, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such additional debt securities, together with the debt securities of the same series initially offered by this prospectus and any applicable prospectus supplement, will constitute a single series of debt securities under the indenture; provided that if the additional debt securities are not fungible for U.S. federal income tax purposes with the debt securities of the same series initially offered by this prospectus and any applicable prospectus supplement, the additional debt securities will be issued under a separate CUSIP, ISIN or other identifying number, as applicable. No additional debt securities may be issued if an event of default has occurred and is continuing with respect to the series of debt securities of which those additional debt securities would be a part.
Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
The trustee will initially be the registrar and paying agent for the debt securities. We will maintain an office in the continental United States where we will pay the principal of, and any premium and interest on, the debt securities and you may present the debt securities for registration of transfer and exchange. We have designated the corporate trust office of the trustee for this purpose.

Ranking
Unless otherwise specified in any applicable prospectus supplement, each series of debt securities will be our direct, unsecured obligations and will rank without preference or priority among themselves and equally in right of payment with all of our existing and future unsecured and unsubordinated obligations, and senior in right of payment to all of our existing and future indebtedness that is expressly subordinated to that series of debt securities. Each series of debt securities that is unsecured will be effectively subordinated in right of payment to all of our secured indebtedness, if any, to the extent of the value of the assets securing that indebtedness.
Certain Covenants
Set forth below are summaries of certain covenants in the indenture that apply to us, unless otherwise provided in an applicable prospectus supplement. However, the indenture will not significantly limit our operations. In particular, the indenture will not:
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limit the amount or frequency of dividends that we can pay;

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limit the amount of debt securities that we may issue from time to time;

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limit the number of series of debt securities that we may issue from time to time;

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limit or otherwise restrict the amount of indebtedness which we or our subsidiaries may incur; or

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contain any covenant or other provision that is specifically intended to afford any holder of debt securities any protection in the event of highly-leveraged transactions or similar transactions involving us or our subsidiaries.

Consolidation, Merger and Sale of Assets
The indenture will provide that we will not (i) merge or consolidate with any other person or (ii) sell, convey, transfer or otherwise dispose of all or substantially all of our assets to any person (other than a subsidiary), in each case unless:
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either we are the continuing person or the successor person (if not us) is a corporation, limited liability company or other entity that pursuant to a supplemental indenture to the indenture expressly assumes all of our obligations under the indenture and the debt securities issued and outstanding thereunder; provided that, in the event that the successor person is not a corporation, another person that is a corporation shall expressly assume, as co-obligor with that successor person, all of our obligations under the indenture and the debt securities issued and outstanding thereunder;

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immediately after that merger or consolidation, or that sale, conveyance, transfer or other disposition, no default or event of default has occurred and is continuing under the indenture; and

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we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the merger, consolidation, sale, conveyance, transfer or other disposition and that supplemental indenture (if any) comply with the indenture and, with respect to such opinion of counsel, that such supplemental indenture (if any) is authorized or permitted by the indenture and is the legal, valid and binding obligation of such successor person.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or convey, transfer or lease all or any part of its properties or assets to us or any of our subsidiaries.
In the event of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition, and upon any such assumption by the successor person or persons, such successor person or persons shall succeed to and be substituted for us, with the same effect as if it or they had been named in the indenture and the debt securities as us and we shall be relieved of any further obligations under the indenture and under the debt securities issued and outstanding thereunder and the predecessor company may be dissolved, wound up and liquidated at any time thereafter.

Reports
Under the indenture, we will be required to file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Annual reports, information, documents and other reports that are filed or furnished by us with the SEC via the EDGAR system or any successor electronic delivery procedure will be deemed to be filed with the trustee at the time those documents are filed via the EDGAR system or such successor procedure. Delivery of those reports, information and documents to the trustee is for informational purposes only, and the trustee’s receipt thereof will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants in the indenture (as to which the trustee is entitled to rely conclusively upon officers’ certificates). The trustee shall have no liability whatsoever to determine whether any financial information has been filed or posted by us on the EDGAR system (or any successor system) or have any duty to monitor or determine whether we have delivered the reports described hereunder or otherwise complied with our obligations under this “— Certain Covenants — Reports”.
Events of Default
Unless otherwise provided in any applicable prospectus supplement, any of the following events will constitute an event of default under the indenture with respect to any series of debt securities:
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default in the payment of any installment of interest on that series of debt securities when due and payable, and the continuance of that default for 30 days;

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default in the payment of the principal of, or any premium on, that series of debt securities when due and payable (whether at maturity, upon redemption or otherwise);

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failure to observe or perform any covenant or agreement in the indenture in respect of the debt securities of that series, which failure continues for 90 days after receipt of written notice to us from the trustee or to us and the trustee from the holders of at least 30% of the outstanding aggregate principal amount of that series of debt securities as provided in the indenture, in each case, requiring us to remedy the same; and

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Specified events relating to the bankruptcy, insolvency, reorganization or receivership of us.

If an event of default arising from specified events of the bankruptcy, insolvency, reorganization or receivership of us occurs with respect to a series of debt securities, the principal amount of all outstanding debt securities of that series will become due and payable immediately, without further action or notice on the part of the holders of the debt securities of that series or the trustee.
If any other event of default with respect to a series of debt securities occurs, the trustee or the holders of not less than 30% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon any such declaration, the principal amount of that series of debt securities will become immediately due and payable.
However, at any time after a declaration declaring the principal amount of a series of debt securities to be due and payable immediately has been made or any series of debt securities shall have otherwise become due and payable, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series of debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration or acceleration and its consequences.
The trustee will be under no obligation to exercise any of its rights or powers under the indenture at your request, order or direction, unless you have offered, and, if requested, provided to the trustee security or indemnity satisfactory to the trustee. Subject to the provisions for the security or indemnification of the trustee and otherwise in accordance with the conditions specified in the indenture, the holders of a majority in aggregate principal amount of outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of such series.
Notice of Default
The trustee will, within 90 days after a responsible officer of the trustee obtains actual knowledge of the occurrence of a default with respect to a series of debt securities, send to the holders of such debt securities notice of such default relating to such series of debt securities, unless such default has been cured or waived. However, the Trust Indenture Act and the indenture permit the trustee to withhold notices of defaults (except for certain payment defaults) if the trustee in good faith determines the withholding of such notices is in the interests of the holders.
We will furnish the trustee with an annual officers’ certificate certifying as to our compliance with the conditions and covenants in the indenture.
Legal Proceedings and Enforcement of Right of Payment
You will not have any right to institute any proceeding under or with respect to the indenture or for any remedy under the indenture, unless you have previously given to the trustee written notice of a continuing event of default with respect to the debt securities you hold. In addition, the holders of at least 30% in aggregate principal amount of the outstanding debt securities of a series must have made written request, and offered to the trustee such indemnity as it may require, to institute that proceeding as trustee, and, within 90 days following the receipt of that notice, request and offer of indemnity, the trustee must not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute right to receive payment of the principal of, and any premium or interest on, the debt securities you hold at the place, time, rates and in the currency expressed in the indenture and the debt securities you hold and to institute a suit for the enforcement of that payment.
Modification of Indenture
We may enter into supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture with respect to one or more series of debt securities issued thereunder with the consent of holders of a majority in aggregate principal amount of the outstanding debt securities of all such series affected by such modification or amendment, voting as a single class. However, the consent of each holder affected is required for any amendment to:
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change the stated maturity of principal of, or any installment of principal of or interest on, any debt security;

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in the case of any series of subordinated debt securities, modify the subordination provisions of that series of subordinated debt securities in a manner materially adverse to the holders of that series of subordinated debt securities;

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adversely affect the right of any holder of the debt securities to convert or exchange any debt security into or for our common stock or other securities in accordance with the terms of such security;

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reduce the rate of or extend the time for payment of interest, if any, on any debt security or alter the manner of calculation of interest payable on any debt security;

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reduce the principal amount or premium, if any, on any debt security;

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make the principal of, and any premium or interest on, any debt security payable in a different currency than that stated in the debt security;

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reduce the percentage in aggregate principal amount of any series of outstanding debt securities, the holders of which are required to consent to any supplemental indenture or to any waiver of any past default or event of default;

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change any place of payment where the debt securities or interest thereon is payable;

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modify the interest rate reset provision of any debt security;

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impair the right of any holder of the debt securities to receive payment of the principal of, and any premium or interest on, any debt securities on or after the respective due dates for such principal, premium or interest, or to institute suit for the enforcement of any such payment, or reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity thereof, or adversely affect the right of repayment, if any, at the option of the holder, or extend the time for, or reduce the amount of, any payment to any sinking fund or analogous obligation relating to any debt security; or

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modify provisions of the indenture relating to waiver of defaults or amendment of the indenture, except to increase the percentage in aggregate principal amount of debt securities whose holders must consent to an amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification or waiver.

Notwithstanding the foregoing, holders of the debt securities of any series shall vote as a separate class with respect to modifications or amendments that affect only the debt securities of that series, and the holders of other series of debt securities shall not have any voting rights with respect to those matters as they relate to the debt securities of that series.
In addition, we and the trustee may enter into supplemental indentures without the consent of the holders of the debt securities of any series for one or more of the following purposes:
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to evidence that another person has become our successor and/or to add a co-obligor under the provisions of the indenture relating to mergers, consolidations, sales, conveyances, transfers or other dispositions of assets described under “— Certain Covenants — Consolidation, Merger and Sale of Assets” in this prospectus, and that the successor or successors assume our covenants, agreements and obligations in the indenture and in the debt securities issued thereunder;

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to add to our covenants further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of the debt securities as our board of directors shall consider to be for the protection of the holders of those debt securities, and to make a default in any of these additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture; provided, however, that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

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to conform the terms of any series of debt securities to the description thereof in the applicable prospectus supplement; provided that any amendment made solely to conform the provisions of the indenture to the description of the debt securities contained in this prospectus or any applicable prospectus supplement or other offering document pursuant to which the debt securities were sold will not be deemed to adversely affect the interests of the holders of that series of debt securities;

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to establish the forms or terms of debt securities of any series;

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to cure any ambiguity, to correct or supplement any provisions that may be defective or inconsistent with any other provision or to make such other provisions in regard to matters or questions arising under the indenture that do not adversely affect the interests of the holders of such series of debt securities in any material respect;

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to modify or amend the indenture to permit the qualification of the indenture or any supplemental indentures under the Trust Indenture Act as then in effect;

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to provide for the issuance of additional debt securities of any series;

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to provide for the exchange of any debt securities in global form represented by one or more global certificates for debt securities of the same series issued under the indenture in definitive certificated form in the circumstances permitted by the terms of the indenture and those debt securities, and to make all appropriate changes to the indenture for that purpose;
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to add to, change or eliminate any of the provisions of the supplemental indentures in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall not apply to, or modify the rights of any holder of, any debt security of any series created prior to the execution of such supplemental indentures or (ii) shall become effective only when no debt securities of any series created prior to the execution of such supplemental indentures are outstanding;

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to add guarantees with respect to any series of debt securities or to secure any series of debt securities; and

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to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of any one or more series.

Defeasance of Indenture
We have the right to terminate all of our obligations with respect to a series of debt securities under the covenants described under “— Certain Covenants” in this prospectus and under such other covenants for that series as may be established and specified in the future in accordance with the terms of the indenture and to provide that any event of default expressed to be subject to covenant defeasance under the indenture shall no longer constitute an event of default under the indenture with respect to that series of debt securities, following irrevocably depositing in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of that series, money in an amount sufficient, U.S. government obligations or foreign governments obligations (in the case of debt securities denominated in a foreign currency) the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient (which, in the case of U.S. government obligations or foreign government obligations, shall be determined in the opinion of an internationally recognized firm of independent accountants expressed in a written certificate delivered to the trustee), without consideration of any reinvestment of interest, to pay principal of, and any premium or interest on, the debt securities of that series to their maturity or redemption, as the case may be, and complying with certain other conditions, including delivery to the trustee of an opinion of counsel, to the effect that beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.
In addition, we have the right at any time to terminate all of our obligations under the indenture with respect to any series of debt securities issued thereunder, other than (i) your right to receive, solely from the trust fund described below, payment of the principal of and each installment, if any, of principal of and interest on, the outstanding debt of such series on the stated maturity of such principal or installment of principal or interest due and (ii) certain obligations relating to the defeasance trust and obligations to register the transfer or exchange of the debt securities, to replace mutilated, lost or stolen debt securities, to maintain a registrar and paying agent in respect of the debt securities, to pay compensation to, and expenses of, and indemnify, the trustee, and with respect to the resignation or removal of the trustee, following irrevocably depositing in trust with the trustee, as trust funds solely for the benefit of holders of debt securities of that series, money in an amount sufficient, U.S. government obligations or foreign governments obligations (in the case of debt securities denominated in a foreign currency) the scheduled payments of principal and interest on which shall be sufficient, or a combination thereof sufficient, (which, in the case of U.S. government obligations or foreign government obligations, shall be determined in the opinion of an internationally recognized firm of independent accountants expressed in a written certificate delivered to the trustee), without consideration of any reinvestment of interest, to pay principal of, and any premium or interest on, the debt securities of such series to their maturity or redemption, as the case may be, and complying with certain other conditions, including delivery to the trustee of a ruling received from the Internal Revenue Service or an opinion of counsel to the effect that beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which, in the case of an opinion of counsel, is based upon a change in law after the date of the indenture.

Satisfaction and Discharge
The indenture will generally cease to be of any further effect with respect to any series of debt securities issued thereunder (except with respect to provisions that, by their terms, survive), if:
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either (i) we have delivered to the trustee for cancellation all outstanding debt securities of that series (with certain limited exceptions), or (ii) all of the outstanding debt securities of that series not previously delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, or called for redemption within one year under arrangements satisfactory to the trustee, and we have deposited with the trustee in trust, funds sufficient to pay at maturity or upon redemption all of the outstanding debt securities of that series;

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we also pay or cause to be paid all other sums then payable under the indenture by us;

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we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of such debt securities at maturity or the redemption date, as the case may be;

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we have delivered an officers’ certificate and an opinion of counsel to the trustee, each stating that all conditions precedent to satisfaction and discharge have been satisfied.

Subject to applicable law, any monies, U.S. government obligations and foreign government obligations (in the case of debt securities denominated in a foreign currency) deposited with the trustee for payment of principal of, and any premium or interest on, the debt securities of any series and not applied but remaining unclaimed by the holders of the debt securities of that series for two years after the date upon which the principal of, and any premium or interest on, the debt securities of such series, as the case may be, shall have become due and payable, shall be repaid to us by the trustee on written demand. Thereafter, the holders of the debt securities of that series may look only to us for payment thereof.
Miscellaneous Provisions
The indenture will provide that certain debt securities, including those debt securities owned by us or any other obligor of the applicable debt securities or any person directly or indirectly controlled by or under direct or indirect common control with us or any other obligor of the applicable debt securities, will not be deemed to be “outstanding” in determining whether the holders of the requisite aggregate principal amount of the outstanding debt securities of a particular series have concurred in or given or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the indenture as of any date, or are present at a meeting of holders for quorum purposes, except that, in determining whether the trustee shall be protected in relying on any request, demand, authorization, direction, notice, consent, waiver or other action, only debt securities that a responsible officer of the trustee has actual knowledge to be so owned shall be so disregarded.
We will be entitled to set any day as a record date for the purpose of determining the identity of holders of debt securities of any series issued under the indenture entitled to vote or consent (or to revoke any vote or consent) to any action under the indenture, in the manner and subject to the limitations provided in the indenture.
Resignation and Removal of a Trustee
The trustee may resign under the indenture at any time by giving written notice thereof to us.
Under certain circumstances, we may remove the trustee and appoint a successor trustee. The trustee may also be removed by act of the holders of a majority in aggregate principal amount of the then outstanding debt securities of one or more series issued and outstanding under the indenture.
No resignation or removal of a trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture.

Governing Law and Consent to Jurisdiction
The indenture and any debt securities issued under the indenture, and any claim, controversy or dispute arising under or related to the indenture and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.
We will agree that any legal action or proceeding arising out of or based upon the indenture may be instituted in any U.S. federal or New York State court located in the City of New York and any appellate court thereof, and we have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action or proceeding and waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and any right to any other jurisdiction on account of our present or future place of residence or domicile or for any other reason.
Judgment Currency
If for the purposes of obtaining judgment in any court it is necessary to convert a sum due into any currency other than U.S. dollars to the fullest extent permitted by law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the payee could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. Our obligation with respect to any sum due from us to the trustee and the holders of the debt securities shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day following receipt by the trustee or the holders of the debt securities any sum in such other currency, and only to the extent that the trustee or such holders may in accordance with normal banking procedures purchase U.S. dollars with such other currency. If the U.S. dollars so purchased are less than the sum originally due to the trustee or the holders of the debt securities, we will indemnify the trustee and such holders of debt securities against such loss. If the U.S. dollars so purchased are greater than the sum originally due to the trustee or the holders of debt securities, the trustee and the holders of debt securities agree to pay to us an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such person.

DESCRIPTION OF GUARANTEES
Our subsidiary, CrowdStrike, Inc., may fully and unconditionally guarantee, on a senior unsecured basis, the Company’s obligations under the debt securities, on a joint and several basis, subject to customary release provisions, which will be described in a prospectus supplement relating to the offering of such guaranteed debt securities.
DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

FORMS OF SECURITIES
Each debt security and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
Registered Global Securities. We may issue the registered debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, agent of the trustees or agent of the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell the securities in one or more of the following ways (or in any combination) from time to time:
•
to or through underwriters or dealers;

•
in short or long transactions;

•
directly to a limited number of purchasers or to a single purchaser;

•
through agents; or

•
through a combination of any of these methods of sale.

The prospectus supplement will state the terms of the offering of the securities, including:
•
the name or names of any underwriters, dealers or agents;

•
the purchase price of such securities and the proceeds to be received by us, if any;

•
any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•
details regarding options pursuant to which underwriters may purchase additional securities from us, if any;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:
•
negotiated transactions;

•
at a fixed public offering price or prices, which may be changed;

•
“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•
at prices related to prevailing market prices; or

•
at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.
Each series of securities other than the Class A common stock, which is listed on The Nasdaq Global Select Market, and any series of debt securities outstanding on the date hereof, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the Class A common stock, may or may not be listed on a national securities exchange.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the legality of any securities offered hereby will be passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California, and for any underwriters or agents, by counsel named in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.
Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.
Amount to Be Paid
Registration fee	$	*
Financial Industry Regulatory Authority (FINRA)		225,500
Printing		**
Legal fees and expenses (including Blue Sky fees)		**
Transfer agent and trustee fees		**
Rating agency fees		**
Accounting fees and expenses		**
Miscellaneous		**
Total	$	**

*
Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**
Not presently known.

Item 15.
Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article VIII of the Registrant’s certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, no director of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director. The Registrant’s certificate of incorporation provides for indemnification of its directors and officers and those serving at the Registrant’s request as a director or officer to the fullest extent permitted by the Delaware General Corporation Law.
The Company has also agreed to indemnify its directors and executive officers for costs associated with any fees, expenses, judgments, fines and settlement amounts incurred by any of these persons in any action or proceeding to which any of those persons is, or is threatened to be, made a party by reason of the person’s service as a director or officer, including any action by the Company, arising out of that person’s services as the Company’s director or officer or that person’s services provided to any other company or enterprise at the Company’s request. The Company maintains director and officer insurance coverage that would generally enable the Company to recover a portion of any future amounts paid. The Company may also be subject to indemnification obligations by law with respect to the actions of its employees under certain circumstances and in certain jurisdictions.

Item 16.
Exhibits and Financial Statement Schedules

(a)
The following exhibits are filed as part of this Registration Statement:

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Filing Date/ Period End Date	Exhibit	Filed Herewith
1.1	Form of Underwriting Agreement*
3.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	6/14/19	3.1
3.2	Amended and Restated Bylaws of the Registrant	8-K	6/14/19	3.2
4.1	Amended and Restated Stockholders Agreement among the Registrant and certain holders of its capital stock, dated as of June 21, 2018, as amended on September 25, 2018 and April 17, 2019	S-1	5/14/19	4.1
4.2	Amended and Restated Registration Rights Agreement among the Registrant and certain holders of its capital stock, dated as of June 21, 2018	S-1	5/14/19	4.2
4.3	Class A common stock certificate of the Registrant	S-1/A	5/29/19	4.3
4.4	Form of Indenture, between CrowdStrike Holdings, Inc. and U.S. Bank National Association, as trustee				X
4.5	Form of Debt Securities of CrowdStrike Holdings, Inc.*
4.6	Form of Warrant Agreement*
4.7	Form of Guarantee of CrowdStrike, Inc.*
5.1	Opinion of Davis Polk & Wardwell LLP				X
22.1	List of Subsidiary Guarantors				X
23.1	Consent of PricewaterhouseCoopers LLP				X
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)				X
24.1	Power of Attorney (included on signature page of Registration Statement)				X
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank, National Association, as Trustee for Debt Securities				X

*
To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

Item 17.
Undertakings

(a)   The undersigned Registrant hereby undertakes:
(1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
(c)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on January 11, 2021.
CROWDSTRIKE HOLDINGS, INC.
By:	/s/ BURT W. PODBERE Burt W. Podbere Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Kurtz, Burt W. Podbere and Abhishek Maheshwari, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ GEORGE KURTZ George Kurtz	President, Chief Executive Officer, and Director (Principal Executive Officer)	January 11, 2021
/s/ BURT W. PODBERE Burt W. Podbere	Chief Financial Officer (Principal Financial Officer)	January 11, 2021
/s/ ABHISHEK MAHESHWARI Abhishek Maheshwari	Chief Accounting Officer (Principal Accounting Officer)	January 11, 2021
/s/ GERHARD WATZINGER Gerhard Watzinger	Chairman of the Board of Directors	January 11, 2021
/s/ ROXANNE S. AUSTIN Roxanne S. Austin	Director	January 11, 2021
/s/ CARY J. DAVIS Cary J. Davis	Director	January 11, 2021
/s/ SAMEER K. GANDHI Sameer K. Gandhi	Director	January 11, 2021

Signature	Title	Date
/s/ DENIS J. O’LEARY Denis J. O’Leary	Director	January 11, 2021
/s/ LAURA J. SCHUMACHER Laura J. Schumacher	Director	January 11, 2021
/s/ JOSEPH E. SEXTON Joseph E. Sexton	Director	January 11, 2021
/s/ GODFREY R. SULLIVAN Godfrey R. Sullivan	Director	January 11, 2021

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on January 11, 2021.
CROWDSTRIKE, INC.
By:	/s/ BURT W. PODBERE Burt W. Podbere Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George Kurtz, Burt W. Podbere and Abhishek Maheshwari, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ GEORGE KURTZ George Kurtz	President, Chief Executive Officer, and Director (Principal Executive Officer)	January 11, 2021
/s/ BURT W. PODBERE Burt W. Podbere	Chief Financial Officer (Principal Financial Officer) and Director	January 11, 2021
/s/ ABHISHEK MAHESHWARI Abhishek Maheshwari	Vice President (Principal Accounting Officer) and Director	January 11, 2021
/s/ MICHAEL FORMAN Michael Forman	Director	January 11, 2021